Exhibit 99.1

Onto Innovation Merger Successfully Completed,

Combining Nanometrics and Rudolph Technologies

Wilmington, Mass., October 28, 2019 – Onto Innovation Inc. (NYSE: ONTO) today announced the successful completion on October 25, 2019 of the previously announced merger of equals between Nanometrics Incorporated and Rudolph Technologies, Inc. Headquartered in Wilmington, Massachusetts, Onto Innovation is expected to be the fourth largest semiconductor capital equipment supplier by revenue in the U.S. and a top 15 semiconductor equipment company by revenue worldwide, based on Gartner’s most recent semiconductor wafer fab equipment market share report, released in April 2019.

Highlights

•	Global semiconductor equipment and software technology leader with a broad portfolio of technologies for wafer manufacturing, front-end process control, and advanced packaging.

•	Experienced board and management team with decades of semiconductor industry experience.

•	Completed merger of equals transaction with complementary product lines in leading edge front-end wafer fabs.

•	Strong balance sheet with over $300 million in cash, cash equivalents and marketable securities at closing.

Shares of Nanometrics common stock, which were traded on Nasdaq under the ticker “NANO”, will begin trading today on the New York Stock Exchange under the ticker “ONTO”. Rudolph Technologies (NYSE: RTEC) shares ceased trading on the New York Stock Exchange as of market close on October 25, 2019 and have converted into 0.8042 shares of Onto Innovation common stock for each share of Rudolph common stock.

Onto Innovation is scheduled to announce Nanometrics’ and Rudolph’s respective earnings results for the 2019 third quarter on November 7, 2019 at 4:30 p.m. Eastern Time.

Board of Directors

Onto Innovation’s new Board of Directors consists of 12 members with a deep understanding of Nanometrics’ and Rudolph’s businesses, a diverse mix of background, skills and experience, and a track record of driving long-term shareholder value. The Onto Innovation Board members, drawn equally from Nanometrics and Rudolph, are:

•	Christopher A. Seams – Chairman, former CEO, Deca Technologies

•	Michael P. Plisinski – CEO, Onto Innovation

•	Jeffrey A. Aukerman – former Partner, Deloitte and Touche

•	Leo Berlinghieri – former CEO and President, MKS Instruments

•	Edward J. Brown – former CEO, Cymer Light Source

•	Vita Cassese – CEO, Mardon Management Advisors

•	Robert G. Deuster – former CEO, Collectors Universe

•	David B. Miller – former President, DuPont Electronics & Communications

•	Bruce C. Rhine – former CEO, Accent Optical Technologies

•	Timothy J. Stultz – former CEO and President, Nanometrics

•	Christine A. Tsingos – former EVP and CFO, Bio-Rad Laboratories

•	John R. Whitten – former CFO and Treasurer, Applied Industrial Technologies

Structure and Leadership

The Onto Innovation management team will be led by Mike Plisinski, CEO, and Steve Roth, CFO. The new organization, like the Board of Directors, is a combination of Nanometrics and Rudolph executives that will manage the company’s business units and corporate functions. The center for metrology innovation will be located in Milpitas, CA, with the inspection innovation headquarters remaining in Bloomington, MN. Software and lithography innovation centers will be located in Wilmington, MA.

Mike Plisinski stated, “We believe we’ve created an agile technology provider with the scale, resources and capabilities to provide innovative and rapidly fielded solutions to address our customers’ critical process needs. Each member of our Board and leadership team brings decades of experience, and I look forward to working with them to achieve the anticipated cost and revenue synergies that we expect to create significant value for our shareholders.” He continued, “Onto Innovation will provide a broader scale that can support customers with greater resources. The broader reach of our product portfolio will also allow collaboration with customers across a wider range of process challenges, delivering complementary technologies and core competencies to accelerate new innovations.”

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: 3D metrology spanning the chip from nanometer-scale transistors to micron-level die-interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain help our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are only predictions that involve known and unknown risks and uncertainties, many of which are beyond the control of Onto Innovation, include, but are not limited to, statements regarding: Onto Innovation’s expected market position; Onto Innovation’s scale, resources, capabilities, technologies, product portfolio, solutions and abilities; Onto Innovation’s ability to achieve anticipated cost and revenue synergies; and Onto Innovation’s ability to create value for its shareholders. Risks and uncertainties that could cause actual results to differ from these forward-looking statements include: (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for Onto Innovation’s products and solutions; (ii) the ability of Onto Innovation to meet rapid demand shifts; (iii) the ability of Onto Innovation to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) Onto Innovation’s concentrated customer base; (v) the ability of Onto Innovation to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability of Onto Innovation to protect and enforce intellectual property rights; (vii) operational, political and legal risks of Onto Innovation’s international operations; (viii) the increasing complexity of certain manufacturing processes; (ix) raw material shortages and price increases; (x) changes in government regulations of the countries in which Onto Innovation operates; (xi) the fluctuation of currency exchange rates; (xii) fluctuations in the market price of Onto Innovation’s common stock; (xiii) the ability of Onto Innovation to integrate the businesses of Rudolph and Nanometrics promptly and effectively and to achieve the anticipated synergies and value-creation contemplated by the merger of equals transaction (the “Transaction”); (xiv) unanticipated difficulties or expenditures relating to the Transaction; (xv) the response of business partners and retention as a result of the Transaction; (xvi) the diversion of management time in connection with the Transaction; (xvii) the effect of litigation related to the Transaction; and (xviii) other factors that may be disclosed in Onto Innovation’s filings with the Securities and Exchange Commission. Onto Innovation does not assume any obligation to update any forward-looking statements or information to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

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Contacts:

Investor Relations:

Michael Sheaffer, +1-978-253-6273

Mike.Sheaffer@OntoInnovation.com